INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-65720 and 33-51215 of Idaho Power Company on Form S-3; and Registration Statement No. 33-56071 of Idaho Power Company on Form S-8 of our report dated January 31, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the Company's method of accounting for income taxes and other postretirement benefits) appearing in this Annual Report on Form 10-K of Idaho Power Company for the year ended December 31, 1994.


DELOITTE & TOUCHE LLP

Portland, Oregon
March 7, 1995